No.

                                     Shares

            CHARTERED UNDER THE LAWS OF THE UNITED STATES OF AMERICA



                               Axia Bancorp, Inc.


                          FULLY PAID AND NON-ASSESSABLE
                              PAR VALUE $1.00 EACH

                         THE SHARES REPRESENTED BY THIS
                           CERTIFICATE ARE SUBJECT TO
                         RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that ____________________________________________ is the owner of

                            SHARES OF COMMON STOCK OF

                               Axia Bancorp, Inc.
                              a Federal corporation

     The shares evidenced by this certificate are transferable only on the books of Axia Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

     IN WITNESS WHEREOF, Axia Bancorp, Inc. has caused this certificate to be executed, by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.




By __________________________       [SEAL]        By ___________________________
   LESLIE C. WHELAN,                                 JOHN R. BOWEN,
   CORPORATE SECRETARY                               PRESIDENT AND
                                                     CHIEF EXECUTIVE OFFICER

     The Board of Directors of Axia Bancorp, Inc. (the "Company") is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares represented by this Certificate may not be cumulatively voted on any matter.

     The shares of common stock evidenced by this certificate are subject to a limitation contained in the Stock Holding Company Charter of the Company to the effect that, for a period of five years from the date of the reorganization from mutual to stock form of Axia Federal Savings Bank, no person other than Axia Bancorp, MHC, the parent mutual holding company of the Company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Company unless such offer to acquire or acquisition is approved by a majority of the Board of Directors. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering or certain purchases of shares by a tax-qualified employee stock benefit plan or a subsidiary of the Company and any trustee of such a plan or arrangement. In the event shares are acquired in violation of this provision, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote.

     Special meetings of the Company's stockholders relating to a change in control of the Company or to an amendment of the Charter of the Company may be called only by the Company's Board of Directors. Special meetings of the stockholders for any other purpose or purposes shall be called upon the written request of the holders of not less than 10% of all the outstanding capital stock of the Company entitled to vote at the meeting.

     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM           - as tenants in common

     UNIF GIFT MIN ACT - Custodian (Cust)

     TEN ENT           - as tenants by the entireties
                         Under Uniform Gifts to Minors Act

     JT TEN            - as joint tenants with right
                         of survivorship and not as
                         tenants in common(State)

     Additional abbreviations may also be used though not in the above list

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER



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                  (please print or typewrite name and address
                     including postal zip code of assignee)


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                                    Shares of
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the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


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Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.



Dated, _____________________________



In the presence of _____________________        Signature: _____________________




NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.